EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

Michelle Clemente
(602) 286-1533

WESTERN REFINING TO PARTICIPATE IN THE
DEUTSCHE BANK 23rd ANNUAL LEVERAGED FINANCE CONFERENCE

EL PASO, Texas - September 29, 2015 - Western Refining, Inc. (NYSE:WNR) today announced that Company management will participate in the Deutsche Bank 23rd Annual Leveraged Finance Conference in Phoenix, Arizona on Wednesday, September 30, 2015. The presentation is currently scheduled for 1:40 p.m. EDT and will be webcast live. A link to the live webcast and the presentation will be available on the Investor Relations section of Western Refining’s website at www.wnr.com beginning September 30, 2015, and will remain available in accordance with the Company’s investor presentation archive policy.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The retail segment includes retail service stations, convenience stores, and unmanned fleet fueling locations in Arizona, Colorado, New Mexico, and Texas.

Western Refining, Inc. also owns the general partner and approximately 66% of the limited partnership interest in Western Refining Logistics, LP (NYSE:WNRL) and the general partner and approximately 38% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).

More information about Western Refining is available at www.wnr.com.